Exhibit 99.1

Contacts: Bret L. Undem
Media Relations
Tel. (425) 493-2293
Fax. (425) 493-2010

FOR RELEASE
June 15, 2006

COMBIMATRIX ANNOUNCES
$50 MILLION EQUITY FINANCING COMMITMENT

Newport Beach, Calif. - (BUSINESS WIRE) - June 15, 2006 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) announced today that it has executed a standby equity distribution agreement for up to $50 million in common stock equity financing from Cornell Capital Partners, LP (“Cornell”) for its CombiMatrix group. Subject to the terms and conditions of the agreement between Acacia Research Corporation and Cornell, over the next 24 months, Acacia may sell registered shares of its AR-CombiMatrix common stock at its discretion to Cornell at a 2.5% discount from the market price. The shares of common stock are being offered pursuant to an effective registration statement filed with the SEC on April 25, 2006.

“This funding structure provides us the flexibility to access additional capital at our discretion,” stated Dr. Amit Kumar, President and CEO of CombiMatrix. “This commitment will enable us to finance the company for the next two years, during which time we hope to become the leading company in molecular diagnostics.”

ABOUT ACACIA RESEARCH COPORATION

Acacia Research Corporation comprises two operating groups: Acacia Technologies Group and CombiMatrix Group.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 45 patent portfolios, which include over 160 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, high resolution optics, image resolution enhancement, interactive data sharing, interactive television, hearing aid ECS, interstitial Internet advertising, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging and spreadsheet automation.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies Group and the CombiMatrix Group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.